EX-31 Rule 13a-14(d)/15d-14(d) Certification.

I, J. Theodore Borter, certify that:

  1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2013-GC10 (the "Exchange Act periodic reports");


  2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;


  3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and


  5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.


In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:


Wells Fargo Bank, National Association, as Master Servicer, LNR Partners, Inc., as Special Servicer, U.S. Bank National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, TriMont Real Estate Advisors, Inc. as Operating Advisor, CoreLogic Commercial Real Estate Services, Inc. as Servicing Function Participant, National Tax Search, LLC, as Servicing Function Participant, Wells Fargo Bank, National Association, as Primary Servicer for the Empire Hotel & Retail Mortgage Loan, LNR Partners, Inc., as Special Servicer for the Empire Hotel & Retail Mortgage Loan, U.S. Bank National Association, as Trustee for the Empire Hotel & Retail Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the Empire Hotel & Retail Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Empire Hotel & Retail Mortgage Loan, TriMont Real Estate Advisors, Inc., as Operating Advisor for the Empire Hotel & Retail Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the Empire Hotel & Retail Mortgage Loan, National Tax Search, LLC as Servicing Function Participant for the Empire Hotel & Retail Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the National Harbor Mortgage Loan, LNR Partners, Inc. as Special Servicer for the National Harbor Mortgage Loan, U.S. Bank National Association, as Trustee for the National Harbor Mortgage Loan, Wells Fargo Bank, National Association, as Certificate Administrator for the National Harbor Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the National Harbor Mortgage Loan, TriMont Real Estate Advisors, Inc., as Operating Advisor for the National Harbor Mortgage Loan, CoreLogic Commercial Real Estate Services, Inc., as Servicing Function Participant for the National Harbor Mortgage Loan, and National Tax Search, LLC, as Servicing Function Participant for the National Harbor Mortgage Loan.



    Dated:   March 28, 2014


    /s/ J. Theodore Borter
    Signature

    President
    (senior officer in charge of securitization of the depositor)